Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of December 21, 2023 is among LeddarTech Holdings Inc., a corporation existing under the laws of Canada (the “Company”), and the parties listed from time to time on Schedule A hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, pursuant to the Business Combination Agreement, dated as of June 12, 2023, as amended as of September 25, 2023 (the “Business Combination Agreement”), by and among Prospector Capital Corp., a Cayman Islands exempted company (“Prospector”), LeddarTech Inc., a corporation existing under the laws of Canada and subsidiary of the Company (“LeddarTech”) and the Company (prior to the Prospector Amalgamation (as defined in the Business Combination Agreement)), among other things, upon the Closing and following the Prospector Continuance (as defined in the Business Combination Agreement) and Prospector Amalgamation, (i) all of the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Prospector (the “Class A Ordinary Shares”) were exchanged for the Company’s common shares (the “Common Shares”), and (ii) the Company (a) assumed all of the issued and outstanding warrants to purchase Class A Ordinary Shares held by Prospector Sponsor LLC (the “Sponsor”) in exchange for warrants of the Company to purchase Common Shares at an exercise price of $11.50 per share (the “New Warrants”), (b) acquired all of the issued and outstanding shares in the capital of LeddarTech from LeddarTech shareholders in exchange for Common Shares; and (c) assumed all the obligations of LeddarTech under those certain subscription agreements pursuant to which investors purchased secured convertible notes originally issued by LeddarTech (such transactions consummated pursuant to the Business Combination Agreement, the “Transactions”); and

WHEREAS, Prospector and the Sponsor are parties to the Registration Rights Agreement dated as of January 7, 2021 (the “Prior Agreement”) and the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for certain rights and obligations included herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, (a) no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement and (b) for the avoidance of doubt, to the extent a Holder is managed by an investment management company, shall include the investment management company, its affiliates and any investment fund managed directly or indirectly by such investment management company. For purposes of this Agreement, neither Sponsor nor its Affiliates shall be considered to be an Affiliate of the Company or any person Controlled by the Company.

“Agreement” shall have the meaning given in the Preamble.

“Arrangement Effective Time” shall have the meaning given in the plan of arrangement substantially the form attached as Exhibit B to the Business Combination Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which the principal commercial banks in Montréal, Québec, and New York, New York are not open for business during normal business hours.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than fifty percent (50%) of outstanding voting securities of the Company’s (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Class A Ordinary Shares” shall have the meaning given in the Recitals.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Prospector.

“Closing” means the closing of the Transactions.

“Closing Date” means the date hereof.

“Commission” means the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Financing Notes” means the Tranche A secured convertible notes and the Tranche B secured convertible notes issued by LeddarTech pursuant to the terms of the Subscription Agreements and assumed by the Company at Closing.

“Financing Notes Registrable Securities” means the Common Shares issuable upon conversion or exchange of Financing Notes held by a Holder following the Closing and Common Shares received in exchange for LeddarTech shares issued upon the exercise of warrants received in connection with the Tranche A secured convertible notes financing.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Holder” and “Holders” shall have the meaning given in the Preamble.

“Identified Persons” and “Identified Persons” shall have the meaning give in subsection 7.2.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“LeddarTech” shall have the meaning given in the Recitals.

“Lock-Up Period” shall mean the New Holder Lock-Up Period or the Sponsor Lock-Up Period, as applicable.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Holder Lock-Up Period” means the applicable lock-up period, including the terms, conditions and exceptions related thereto, as set forth in Exhibit H (Lock-Up Language of Letter Of Transmittal) to the Business Combination Agreement, which such New Holder Lock-up Period, for the avoidance of doubt, shall not apply to any Financing Notes Registrable Securities.

“New Holders” means those Persons listed on Schedule A as “Existing LeddarTech Holders” and the Notes Investors.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“New Warrants” shall have the meaning given in the Recitals.

“Non-Employee Directors” shall have the meaning given in subsection 7.1.

“Notes Investors” means those Persons listed on Schedule A as “Notes Investors”.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Principal Shareholder” means investment funds affiliated with or advised by Prospector Sponsor LLC, and their successors.

“Prior Agreement” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.5.

“Prospector” shall have the meaning given in the Recitals.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” and “Registrable Securities” shall mean (a) the Common Shares issued or issuable to a Holder as of the Closing Date pursuant to the Business Combination Agreement in exchange for outstanding Class A Ordinary Shares and outstanding common and preferred shares of LeddarTech; (b) any Common Shares issuable upon the exercise of New Warrants held by Sponsor; (c) the Financing Notes Registrable Securities; provided, however, that such Financing Notes Registrable Securities shall not be deemed Registrable Securities and the Notes Investors shall not be deemed Holders for the purposes of Section 2.1 (and any other applicable provisions, section or subsection of this Agreement with respect to registrations under Section 2.1) and Section 2.2 (and any other applicable provisions, section or subsection of this Agreement with respect to registrations under Section 2.2); and (d) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (1) when the following conditions have been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (2) the later of (x) the date on which the Common Shares Beneficially Owned by such Holder represent less than five (5) percent of the issued and outstanding Common Shares of the Company and (y) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of such Holder’s Common Shares without regard to volume limitations, manner of sale requirements or filing requirements of Rule 144(i)(2).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, as applicable, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which Common Shares are then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(f) reasonable fees and expenses, not to exceed US$75,000 in connection with any Registration Statement or Underwritten Offering, of one (1) legal counsel selected by either the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean such rule promulgated under the Securities Act, as the same shall be amended from time to time, or any successor rule then in force.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals.

“Sponsor Lock-Up End Date” shall mean (a) with respect to Common Shares issued in exchange for the Class A Ordinary Shares received by the Sponsor upon conversion of the Class B Ordinary Shares in accordance with the terms thereof, six months after the date hereof; and (b) with respect to Common Shares issued or issuable upon conversion of the New Warrants held by the Sponsor, 30 days after the date hereof.

“Sponsor Lock-Up Period” shall have the meaning given in subsection 5.1.2.

“Subscription Agreements” shall have the meaning given to it in the Business Combination Agreement.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.4.

“Transactions” shall have the meaning given in the Recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1	Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, at any time and from time to time following the Lock-Up Period applicable to any Holder under Article V hereof, (i) the Sponsor or (ii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time (such Holders described in clauses (i) and (ii), the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders) (or, if the Company is not a foreign private issuer, Form S-3) (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each such Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but in any event no later than one hundred and twenty (120) days from the date of the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than the following number of Registrations per Holder or Holders pursuant to a Demand Registration under this Section 2.1.1: (i) for the Sponsor, two (2) Registrations; or (iii) for the New Holders, acting by a majority in interest, two (2) Registrations.

2.1.2	Holder Information. The Company’s obligations to include the Registrable Securities held by a Holder in any Registration Statement pursuant to this Section 2.1 are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

2.1.3	Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriter or Underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.4	Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a Demanding Holder advises the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holder initiating the Demand Registration, which Underwriter(s) shall be reasonably acceptable to the Company.

2.1.5	Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder(s) and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the amount of Registrable Securities of the Demanding Holder(s) (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the amount of Registrable Securities that each Demand Requesting Holder (if any) has requested to be included in such Underwritten Registration (pro rata based on the respective number of Registrable Securities that each Demand Requesting Holder (if any) has requested to be included in such Underwritten Registration) and the aggregate number of Registrable Securities that the Demand Requesting Holders have requested to be included in such Underwritten Registration that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6	Demand Registration Withdrawal. A Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration (i) in the case of an Underwritten Offering, prior to the launch of the roadshow for the offering, and (ii) otherwise, at least three (3) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this subsection 2.1.6, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.6.

Section 2.2. Piggyback Registration.

2.2.1	Piggyback Rights. If at any time or from time to time following the Lock-Up Period applicable to any Holder under Article V hereof and provided that the initial Resale Shelf Registration Statement filed pursuant to Section 2.3 has been declared effective, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company, other than a Registration Statement (i) filed pursuant to Section 2.1 or Section 2.3, (ii) filed in connection with any employee equity or other incentive or benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) to register the offering of securities in connection with a transaction to be registered on Form S-4 or Form F-4, (vi) for a dividend reinvestment plan, (vii) for a registered offering not involving a “road show” or other substantial marketing efforts or a widespread distribution of securities, such as a “registered direct” offering (whether or not underwritten), or (viii) for an “at-the-market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2	Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares that the Company desires to sell, taken together with (i) Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Common Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i)	If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)	If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3	Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (i) in the case of an Underwritten Offering, the date on which the roadshow for the offering is launched, and (ii) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4	Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registrations

2.3.1	Registration Statement Covering Resale of Registrable Securities. Notwithstanding the right of any Holder to request a Resale Shelf Registration pursuant to Section 2.1.1, the Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable (but in any case no later than 30 calendar days after the Closing Date) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) seventy-five (75) calendar days after the Closing (or one hundred five (105) calendar days after the Closing if the Commission notifies the Company that it will “review” the Registration Statement) and(ii) ten (10) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company determines that it has become eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form F-3 and thereafter the Company determines that it has become ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 2.3.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until the earlier of (i) the third anniversary of the Closing, and (ii) as to any particular Holder, the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in Article V of this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, Form S-1 and S-3, respectively.

2.3.2	Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement has been declared effective by the Commission, and shall furnish to any Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on EDGAR).

2.3.3	SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.4	Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, to the extent such Resale Shelf Registration may be used for an underwritten offering, any of the Demanding Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, US$10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Within five (5) days of receipt of this notice, the Company must notify all of the Holders of Registrable Securities of the Underwritten Shelf Takedown. Within five (5) days of delivery of this notice, Holders of Registrable Securities must notify the Company if they wish to participate in the Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder within such specified timeframe (each a “Takedown Requesting Holder”). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Takedown Requesting Holder (who must be reasonably acceptable to the Company).

2.3.5	Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders, on a Pro Rata basis, (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.6	Registrations effected by the Company pursuant to Section 2.3.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.7	Under no circumstances shall the Company be obligated to effect more than the following number of Underwritten Shelf Takedowns per Holder or Holders: (i) the New Holders (in the case of the New Holders, acting by a majority in interest), three (3) Underwritten Shelf Takedowns; or (ii) for the Sponsor, three (3) Underwritten Shelf Takedowns.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date thirty (30) days prior to Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

Section 2.5. Other Registration Rights. The Company represents that, as of the date hereof and other than as set forth herein, no Person has the right to request or require it to register any equity securities issued by it. The Company will not grant any Person any registration rights with respect to the capital shares of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Arrangement Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1	prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding in accordance with the terms of this Agreement, and respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto;

3.1.2	prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3	prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4	prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5	cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6	provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7	advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, provided, however, that in no event shall any such notice contain any information that would constitute material, non-public information regarding the Company or any of its subsidiaries;

3.1.8	advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed, provided that any such notice shall be given no later than one (1) Business Day following such effectiveness date;

3.1.9	at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, provide a copy thereof to each seller of such Registrable Securities included in such Registration Statement or Prospectus or its counsel for review, and, with respect to the Resale Shelf Registration Statement, shall consider any comments or objections from the Holder with respect to the information regarding such Holder and the Plan of Distribution contained in the Resale Shelf Registration Statement;

3.1.10	promptly notify the Holders (and if requested by any Holder, confirm such notice in writing no later than one (1) Business Day following such request) any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof, provided, however, that in no event shall any such notice contain any information that would constitute material, non-public information regarding the Company or any of its subsidiaries;

3.1.11	permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, (or is otherwise legally bound by reasonably comparable confidentiality obligations existing under contract or pursuant to the terms of his or her work with any party to this Agreement) prior to the release or disclosure of any such information;

3.1.12	obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.13	on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14	in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15	make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16	if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of US$10,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering;

3.1.17	with respect to a Resale Shelf Registration Statement, if requested by a Holder, as soon as reasonably practicable following such request, and subject to the documentation requirements and procedures of the Company’s transfer agent, deliver or cause to be delivered to Holder book entry statements evidencing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request;

3.1.18	at its sole expense, upon appropriate notice from a Holder stating that Registrable Securities have been sold or transferred pursuant to an effective Registration Statement, as soon as reasonably practicable following such request, and subject to the documentation requirements and procedures of the Company’s transfer agent, prepare and deliver or have prepared and delivered evidence of book-entry positions representing the Registrable Securities to be delivered to a transferee pursuant to such Registration Statement, which shall be free of any restrictive legends and in such denominations and registered in such names as the Holder may reasonably request; and

3.1.19	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (c) requires the Company to update the financial statements contained in such Registration Statement pursuant to the rules and regulations of the Commission through the filing of a post-effective amendment which is subject to potential Commission review, or (d) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by such officer, such filing, initial effectiveness or continued use of a Registration Statement would be materially detrimental to the Company. The Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than ninety (90) days in any three hundred and sixty (360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. In providing notice under this Section 3.4, the Company shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to such suspension. The Company use commercially reasonable efforts to terminate an suspension pursuant to this Section 3.4 as promptly as practicable.

Section 3.5. Form F-3/S-3 Eligibility; Reporting Obligations. The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form F-3 or Form S-3, as applicable (or any successor form thereto) for the registration of the resale of the Registrable Securities under Section 2.3 once eligible to use such form. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement with respect to the registration rights of the Holders provided for herein, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1	The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2	In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of the Holder of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3	Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5	If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

Section 5.1. Lock-Up.

5.1.1	Each New Holder shall comply with the New Holder Lock-up Period to the extent applicable to such New Holder or such New Holder’s Common Shares.

5.1.2	The Sponsor agrees that it shall not Transfer any Common Shares issued in exchange for the Class A Ordinary Shares received by the Sponsor upon conversion of the Class B Ordinary Shares or Common Shares issued or issuable upon conversion of the New Warrants until the Sponsor Lock-Up End Date (such period, the “Sponsor Lock-Up Period”). The foregoing restriction is expressly agreed to preclude any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Sponsor’s Common Shares even if such Common Shares would be disposed of by someone other than the Sponsor. Such prohibited hedging or other transactions during the Sponsor Lock-Up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Sponsor’s Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Shares.

5.1.3	Each Holder that is a participant in any Underwritten Offering also agrees, and the Company agrees and shall cause each director and officer of the Company to agree, that, in connection with each Registration or sale of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 conducted as an Underwritten Offering, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Offering restricting such applicable person or entity’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such person or entity or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days). The terms of such lock-up agreements shall be negotiated among the applicable Holders requested to enter into lock-up agreements in accordance with the immediately preceding sentence, the Company and the underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein, including those set forth in Section 5.2 herein and that such restrictions on the applicable Holders shall be conditioned upon all officers and directors of the Company, as well as all such applicable Holders, being subject to the same restrictions; provided, however, to the extent any Holder is granted a release or waiver from the restrictions contained in this Section 5.1.3 and in such Holder’s lock-up agreement prior to the expiration of the period set forth in such Holder’s lock-up agreement, then all applicable Holders shall be automatically granted a release or waiver from the restrictions contained in this Section 5.1.3 and the applicable lock-up agreements to which they are party to the same extent, on substantially the same terms as and on a pro rata basis with, the Holder to which such release or waiver is granted. The provisions of this Section 5.1.3 shall not apply to any Holder that holds less than one percent (1%) of then total issued and outstanding Common Shares.

Section 5.2. Exceptions. With respect to the Sponsor, the provisions of Section 5.1 shall not apply to:

5.2.1	transactions relating to Common Shares acquired in open market transactions after the Closing Date;

5.2.2	transactions relating to Common Shares acquired after the date hereof (i) directly upon exercise or exchange of options or other rights to acquire securities pursuant to a Company benefit plan entered into prior to the date hereof, or (ii) indirectly upon exchange of Common Shares acquired pursuant to any such exercise or exchange described in (i);

5.2.3	Transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a bona fide gift;

5.2.4	Transfers of Common Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

5.2.5	Transfers by will or intestate succession upon the death of the undersigned;

5.2.6	the Transfer of Common Shares pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.7	if the Sponsor is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, and (ii) distributions of Common Shares to partners, limited liability company members or shareholders of the undersigned;

5.2.8	Transfers to the Company’s or any of the Company’s direct or indirect subsidiary’s officers, directors or their affiliates;

5.2.9	pledges of Common Shares or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by Sponsor; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers;

5.2.10	Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, Common Shares subject to this Agreement shall remain subject to this Agreement;

5.2.11	the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the Sponsor Lock-Up Period;

5.2.12	Transfers of Common Shares to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Shares or the vesting of stock-based awards;

5.2.13	Transfers to any investment fund or other entity controlled or managed by Sponsor, or an entity under common control or management with the Sponsor; and

5.2.14	Transfers of Common Shares in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Common Shares; provided, however, that in the case of any Transfer pursuant to Sections 5.2.3 through 5.2.8 and Section 5.2.13, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

ARTICLE VI

TERMINATION

Section 6.1. Termination. This Agreement shall terminate upon the date on which, with respect to any Holder, the date on which neither the Holder nor any of its permitted assignees holds any Registrable Securities.

ARTICLE VII

CERTAIN SHAREHOLDER RELATIONSHIPS

7.1 In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of the Principal Shareholder and their Affiliates (as defined below) may serve as directors, officers or agents of the Company, (ii) the Principal Shareholder and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) members of the board who are not employees of the Company or a majority owned subsidiary thereof (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Article VII are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Principal Shareholder, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and shareholders in connection therewith.

7.2 None of (i) the Principal Shareholder or any of their Affiliates and (ii) any Non-Employee Director or his or her Affiliates (the persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in this Article VII. Subject to this Article VII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its shareholders or to any Affiliates of the Company for breach of any fiduciary duty as a shareholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company or any Affiliate of the Company.

7.3 Notwithstanding the foregoing and any other provision in this Article VII, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of subsection 7.2 shall not apply to any such corporate opportunity.

7.4 In addition to and notwithstanding the foregoing provisions of this Article VII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

7.5 Solely for purposes of this Article VII, “Affiliate” shall mean (a) in respect of any Principal Shareholder, any person that, directly or indirectly, is controlled by such Principal Shareholder, controls such Principal Shareholder or is under common control with such Principal Shareholder and shall include (i) any principal, member, director, manager, partner, shareholders, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company) and (ii) any funds or vehicles advised by affiliates of such Principal Shareholder, and (b) in respect of a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Company and any entity that is controlled by the Company).

7.6 To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to the Company, to it at:

LeddarTech Holdings Inc.

4535 Wilfrid-Hamel Blvd #240

Québec, Québec G1P 2J7

Attn: David Torralbo, Chief Legal Officer

Email: david.torralbo@Leddartech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West, 41st Floor

Montréal, Québec H3B 3V2

Attn:	Pierre-Yves Leduc
Julien Michaud
Email:	pyleduc@stikeman.com
jmichaud@stikeman.com

and

Vedder Price P.C.

600 Brickell Ave, Suite 1500

Miami, FL 33131

Attn:	John T. Blatchford
Kenneth A. Gerasimovich
Email:	kgerasimovich@vedderprice.com
jblatchford@vedderprice.com

If to a Holder, to the address or email address set forth for such Holder on the signature page hereof.

Section 8.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto, except that a Holder may assign this Agreement without consent of any other party (a) during the effectiveness of any Lock-Up Period as described in Article V, as permitted in Article V and (b) following the expiration of any Lock-Up Period as described in Article V applicable to such Holder, to any Affiliate to whom the Holder transfers Registrable Securities.

Section 8.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies. Each party hereto, and any person asserting rights as a third party beneficiary (with the exception of such beneficiary) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the Province of Québec, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 8.5 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.

Section 8.6. [Reserved]

Section 8.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 8.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 8.11. Amendment. This Agreement may not be amended, and no provision herein may be waived, except by an instrument in writing signed by (i) the Company, (ii) the Sponsor and (iii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time, provided(a) if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required and (b) the consent of all Holders in writing is required for any amendment or modification of Section 2.3, Section 3.4, Article V, Article IV or this Section 8.11.

Section 8.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 8.13. Termination of Prior Agreement. The Company and the Sponsor hereby agree that the Prior Agreement is terminated as of the Closing Date and shall be of no further force or effect.

Section 8.14. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

Section 8.16 Independent Nature of Holder Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

LEDDARTECH HOLDINGS INC.

By:	/s/ Frantz Saintellemy
	Name:	Frantz Saintellemy
	Title:	CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

PROSPECTOR SPONSOR LLC

By:	/s/ Derek Aberle
Name:	Derek Kenneth Aberle
Title:	Managing Member

Address:

1250 Prospect St
Suite 200, La Jolla, CA 92037

Email: daberle18@gmail.com

[Signature Page to Registration Rights Agreement]

HOLDER:

FS LT HOLDINGS LP, by its general partner
FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC

By:	/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

Address for Notices:

1250 Prospect St
Suite 200, La Jolla, CA 92037

Email: nick@fsinvestors.com

[Signature Page to Registration Rights Agreement]

HOLDER:

INVESTISSEMENT QUÉBEC

By:	/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directeur principal, Investissement spécialisé – Québec

By:	/s/ Nancy L’espérance
Name:	Nancy L’espérance
Title:	Directrice d’investissement spécialisé

Address for Notices:

Investissement Québec
1001, boulevard Robert-Bourassa, Suite 1000, Montréal, Québec H3B 0A7

Attention: Secrétaire
E-mail: affaires.juridiques@invest-quebec.com
Attention: Nicolas.Delisle, Trésorier
E-mail: nicolas.delisle@invest-quebec.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
365, rue Abraham-Martin, bureau 600
Québec, Québec G1K 8N1

Attention: Anne-Marie Naud
E-mail: anaud@fasken.com

Name in which securities are to be registered:
Investissement Québec

[Signature Page to Registration Rights Agreement]

HOLDER:

Fidelity True North Fund
by its manager fidelity Investments Canada ULC

By:	/s/ Amanda Thomas
Name:	Amanda Thomas
Title:	Vice President and Fund Treasurer

Address for Notices:

Fidelity True North Fund
483 Bay Street, North Tower, Suite 300
Toronto, ON M5G 2N7
Email for Notices: Elizabeth.Chow@fidelity.ca

Name in which securities are to be registered:

[Signature Page to Registration Rights Agreement]

HOLDER:

BDC Capital Inc.

By:	/s/ Dominique Bélanger
Name:	Dominique Bélanger
Title:	Managing Partner, GVCF, BDC Capital

By:	/s/ Phil Anzarut
Name:	Phil Anzarut
Title:	Partner, GVCF, BDC Capital

Address for Notices:

5 Place Ville Marie
Suite 100
Montreal, Quebec H3B 2G2

Email for Notices:

Dominique.belanger@bdc.ca

Name in which securities are to be registered:

[Signature Page to Registration Rights Agreement]

HOLDER:

Capital Régional et Coopératif Desjardins

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Associate Vice-President

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com

Name in which securities are to be registered: Capital Régional et Coopératif Desjardins

[Signature Page to Registration Rights Agreement]

HOLDER:

Desjardins-Innovatech, S.E.C., acting by its general partner, Gestion Desjardins Capital Inc.

By:	/s/ Éric Bolduc
Name:	Éric Bolduc
Title:	Investment Manager

By:	/s/ Roland Léger
Name:	Roland Léger
Title:	Associate Vice-President

Address for Notices:

Desjardins Capital Management Inc.
2, Complexe Desjardins, Tour est
Bureau 1717, C.P. 760, Succursale Desjardins
Montréal, Québec H5B 1B8
Attention of: Affaires juridiques de Desjardins Capital
Facsimile No.: 514-281-7808

Email for Notices:

avis-conventionsjuridiques@desjardins.com -and - eric.bolduc@desjardins.com

Name in which securities are to be registered:
Desjardins-Innovatech, S.E.C.

[Signature Page to Registration Rights Agreement]

HOLDER:

Derek Kenneth Aberle

By:	/s/ Derek Aberle
Name:	Derek Kenneth Aberle

Address:

Email:

[Signature Page to Registration Rights Agreement]

HOLDER:

FRANTZ SAINTELLEMY

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy

Address for Notices:

120 les Érables street, Laval, Quebec, Canada, H7R 1A4

Email for Notices:
frantz.saintellemy@leddartech.com

Name in which securities are to be registered:
Frantz Saintellemy

[Signature Page to Registration Rights Agreement]

HOLDER:

DAVID TORRALBO

/s/ David Torralbo
Name:	David Torralbo

Address for Notices:

2170 Cambridge road, Mont-Royal, Canada, H3R 2Y3

Email for Notices:
david.torralbo@leddartech.com

Name in which securities are to be registered:
David Torralbo

[Signature Page to Registration Rights Agreement]

HOLDER:

CHARLES BOULANGER

/s/ Charles Boulanger
Name:	Charles Boulanger

Address for Notices:

701-1440 du maire Beaulieu av., Québec, Canada, G1S 0C1

Email for Notices:
charles.boulanger@leddartech.com

Name in which securities are to be registered:
Charles Boulanger

[Signature Page to Registration Rights Agreement]

HOLDER:

MM CONSULTING S.A.S.

/s/ Yann Delabriére
Name:	Yann Delabriére
Title:	President

Address for Notices:

19 Mac Mahon Av., 75017, Paris, France

Email for Notices:
yann.delabriere@outlook.fr

Name in which securities are to be registered:
MM Consulting SAS

[Signature Page to Registration Rights Agreement]

HOLDER:

MICHEL BRÛLÉ

/s/ Michel Brûlé
Name:	Michel Brûlé

Address for Notices:

1432 François P. Bruneau, St-Bruno, Canada, J3V 6K5

Email for Notices:

Name in which securities are to be registered:
Michel Brûlé

[Signature Page to Registration Rights Agreement]

Schedule A

Sponsor Holder

Name of Holder
Prospector Sponsor LLC

New Holders

Name of Holder
Existing LeddarTech Holders
—

Notes Investors
Investissement Québec
FS LT Holdings LP
Fidelity True North Fund
BDC Capital Inc.
Capital Régional Et Coopératif Desjardins
Desjardins-Innovatech, S.E.C.
Derek Kenneth Aberle
Frantz Saintellemy
Charles Boulanger
MM Consulting SAS (Yann Delabrière)
David Torralbo
Michel Brûlé